

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           6,348
<INT-BEARING-DEPOSITS>                          10,302
<FED-FUNDS-SOLD>                                14,244
<TRADING-ASSETS>                                 8,116
<INVESTMENTS-HELD-FOR-SALE>                      3,591<F1>
<INVESTMENTS-CARRYING>                           7,367<F1>
<INVESTMENTS-MARKET>                             7,506<F1>
<LOANS>                                         61,076
<ALLOWANCE>                                    (1,230)
<TOTAL-ASSETS>                                 124,056
<DEPOSITS>                                      66,934
<SHORT-TERM>                                    29,288
<LIABILITIES-OTHER>                             10,161
<LONG-TERM>                                      8,445
<COMMON>                                           330
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        491
<OTHER-SE>                                       7,624<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 124,056
<INTEREST-LOAN>                                  3,862
<INTEREST-INVEST>                                  645
<INTEREST-OTHER>                                 1,182
<INTEREST-TOTAL>                                 6,024
<INTEREST-DEPOSIT>                               1,917
<INTEREST-EXPENSE>                               3,650
<INTEREST-INCOME-NET>                            2,374
<LOAN-LOSSES>                                      300
<SECURITIES-GAINS>                                   3<F3>
<EXPENSE-OTHER>                                  2,447<F4>
<INCOME-PRETAX>                                  1,563
<INCOME-PRE-EXTRAORDINARY>                       1,024
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,024
<EPS-PRIMARY>                                     3.07
<EPS-DILUTED>                                     3.03
<YIELD-ACTUAL>                                    3.11
<LOANS-NON>                                        275
<LOANS-PAST>                                         0<F5>
<LOANS-TROUBLED>                                    21
<LOANS-PROBLEM>                                      0<F5>
<ALLOWANCE-OPEN>                                 1,158
<CHARGE-OFFS>                                      264
<RECOVERIES>                                       107
<ALLOWANCE-CLOSE>                                1,230
<ALLOWANCE-DOMESTIC>                                 0<F6>
<ALLOWANCE-FOREIGN>                                  0<F6>
<ALLOWANCE-UNALLOCATED>                              0<F6>

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $952 million as of September 30, 1995.

<F2> Treasury stock of $353 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $181 million.

<F4> Other expenses include: Salaries and Employee benefit expense of $1,260 million, Occupancy expense of $198 million, Equipment rentals, depreciation and maintenance expense of $162 million, and other expenses which totaled $827 million.

<F5> Amounts not disclosed for this filing.

<F6> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K and are therefore not included in this Financial Data Schedule.

